UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2010

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.01             Completion of Acquisition or Disposition of Assets.

On October 1, 2010, pursuant to the Share Exchange Agreement, dated as of August 12, 2010 (the “Exchange Agreement”), by and among NeuLion, Inc. (the “Company”), TransVideo International Inc.  (“TransVideo”) and AvantaLion LLC, Wang Yunchuan, Hao Jingfang, Wang Qi, Tan Zhongjun, Wang Xiaohong, Shu Wei and Zhao Yun (collectively, the “Exchanging Shareholders”), the Company issued an aggregate of 22,000,802 common shares of the Company (the “Common Shares”) to the Exchanging Shareholders in exchange for 3,200,000 shares of TransVideo, which shares represent all of the issued and outstanding shares of TransVideo.  Of the 22,000,802 Common Shares issued in connection with the transaction, 17,820,650, or 81%, of the Common Shares were issued to AvantaLion LLC, a company controlled by Charles B. Wang hereto, the Chairman of the Company.  TransVideo’s passive investment in KylinTV, Inc., an IPTV company that is controlled by Mr. Wang, was not transferred as part of the transaction.  The Company announced the completion of the transaction in a press release dated October 1, 2010, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

This description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2010 and is incorporated herein by reference.

Item 3.02             Unregistered Sales of Equity Securities.

On September 29, 2010, the Company issued an aggregate of 17,176,818 shares of Class 3 Preference Shares (the “Preferred Shares”) for aggregate gross proceeds of approximately $10.0 million (the “Private Placement”). The Preferred Shares were issued and sold to each of JK&B Capital V, L.P., JK&B Capital V Special Opportunities Fund, L.P., and The Gabriel A. Battista Revocable Trust Under a Trust Declaration dated August 22, 2006 (collectively, the “Purchasers”), pursuant to a Subscription Agreement, dated August 12, 2010, between each Purchaser and the Company.  The purchase price per Preferred Share was CAD$0.60. The issuance was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended (the “Act”), and was made without general solicitation or advertising. The Company and the Purchasers also entered into a Registration Rights Agreement, dated September 29, 2010, pursuant to which the holders of at least a majority of the Preferred Shares may request the Company to file a Canadian prospectus under Canadian Securities Legislation or a registration statement under the Act to register the resale of all or part of the Common Shares held by each Purchaser, including Common Shares issuable upon the conversion of the Preferred Shares, subject to certain restrictions.  This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

The Company offer and sale of the Common Shares in the TransVideo acquisition was conducted as a private placement pursuant to an exemption from registration provided by Section 4(2) and Regulation S of the Act.  The information set forth in Item 2.01 related to the issuance of the Common Shares is hereby incorporated by reference under this Item 3.02.

Item 5.07             Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Shareholders (the “Meeting”) on Monday, September 27, 2010 with respect to the matters relating to the Exchange Agreement and the Private Placement.  Summarized below are final results of the matters voted on at the Meeting:

Matters Voted On	For	Against	Withheld	Abstain	Non Vote	Restricted

To authorize and approve the acquisition of all of the issued and outstanding shares of TransVideo in exchange for 22,000,802 common shares of the Company	25,641,316	111,400	0	0	0	51,440,204

To approve the amendment of the articles of the Company in order to create the Class 3 Preference Shares and to revise the terms of the Common Shares	76,767,091	425,829	0	0	0	0

To authorize and approve the issuance of approximately 16,666,667 Class 3 Preference Shares to JK&B Capital V, L.P., JK&B Capital V Special Opportunities Fund, L.P. and Gabriel A. Battista, at a subscription price of CAD$0.60 per Class 3 Preference Share	24,502,887	421,829	0	0	0	52,268,204

Item 9.01             Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)           Exhibits.

 The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Registration Rights Agreement, dated September 29, 2010, among NeuLion, Inc., JK&B  Capital V, L.P., JK&B Capital V Special Opportunities Fund, L.P., and The Gabriel A. Battista Revocable Trust Under a Trust Declaration dated August 22, 2006

99.1	Press Release issued on October 1, 2010
99.2	Press Release issued on September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEULION, INC.

Date: October 1, 2010	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary